EXHIBIT 99

MHR HOLDINGS LLC

By:            /s/ Janet Yeung
                  Name: Janet Yeung
                  Title: Authorized Signatory

Address:  40 West 57th Street, 24th Floor
                  New York, New York 10019

MHR FUND MANAGEMENT LLC

By:            /s/ Janet Yeung
                  Name: Janet Yeung
                  Title: Authorized Signatory

Address:  40 West 57th Street, 24th Floor
                  New York, New York 10019

MHR INSTITUTIONAL PARTNERS III LP

By:           MHR Institutional Advisors III LLC,
                 its General Partner

                  /s/ Janet Yeung
                  Name: Janet Yeung
                  Title: Authorized Signatory

Address:  40 West 57th Street, 24th Floor
                  New York, New York 10019

MHR INSTITUTIONAL ADVISORS III LLC

By:            /s/ Janet Yeung
                  Name: Janet Yeung
                  Title: Authorized Signatory

Address:  40 West 57th Street, 24th Floor
                  New York, New York 10019